FORD CREDIT FLOORPLAN MASTER OWNER TRUST A SERIES 2013-5 INVESTOR ROADSHOW SEPTEMBER 2013 Free Writing Prospectus Filed Pursuant to Rule 433 Dated September 9, 2013 Registration Statement Nos. 333-187623, 333-187623-01 and 333-187623-02

Free Writing Prospectus Registration Statement Nos. 333-187623, 333-187623-01 and 333-187623-02 Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC (the "depositors") Ford Credit Floorplan Master Owner Trust A (the "issuer") This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositors have filed with the SEC for more complete information about the depositors, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-888-603-5847.

AGENDA Floorplan Transaction Floorplan Master Trust Ford and Ford Credit Business Servicing and Risk Management Appendix

FLOORPLAN TRANSACTION

Issuer Ford Credit Floorplan Master Owner Trust A Depositors Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Servicer and Sponsor Ford Motor Credit Company LLC Joint-Lead Managers Barclays Capital Inc. Citigroup Global Markets Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC Indenture Trustee The Bank of New York Mellon Owner Trustee U.S. Bank Trust, N.A. Backup Servicer Wells Fargo Bank, N.A. TRANSACTION PARTICIPANTS AND POTENTIAL TIMING Expected Key Dates Item Monday, September 9 Announce Transaction Tuesday, September 10 Price Transaction Tuesday, September 17 Settlement Date September 2013 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Expected Key Dates

TRANSACTION STRUCTURE – SERIES 2013-5 Capital Structure Series 2013-5 3 Year Fixed/Float Allocation* Expected Ratings S&P Fitch Class A notes (A1 and A2) 76.50% AAA AAA Class B notes 3.50% AA AA Class C notes 5.00% A A Class D notes 3.00% BBB BBB Subordination Factor 12.00% Total 100.00% Cash Reserve 0.88% Total Class A Enhancement 24.38% Enhancement provided by subordinated notes, required subordinated amount, required reserve account and excess spread: As a percent of the required pool balance allocated to the series Subordination Factor will increase by 4 ppts or the percentage required to be on deposit in the Reserve Fund will increase by the Step-Up Percentage * ** Class A1 and A2 Notes Size Sized to demand Payment Type Fixed / Float Benchmark Interpolated Swaps/ 1M Libor Expected Final September 15, 2016 Legal Final September 15, 2018 ERISA Eligible Yes Method of Distribution Public Payment Rate Trigger 25% payment rate layer is breached **

FLOORPLAN MASTER TRUST

 FORD CREDIT FLOORPLAN OVERVIEW Ford Credit has been financing dealer vehicle inventory since 1959 Ford Credit provides financing for about 80%* of Ford and Lincoln dealer inventory, or approximately 2,700 dealers Floorplan receivables are secured primarily by the financed vehicles and payment is required when the vehicle is sold Ford Credit regularly audits dealer inventory and sales records by VIN to verify each receivable is paid following the sale of the financed vehicle Ford Credit’s underwriting of dealers is independent of Ford; however, its access to dealer information through the Ford relationship significantly enhances its ability to manage risk Ford Credit’s risk management practices have contributed to very low losses * Excluding fleet dealer sales

Ford Credit has had a publicly registered floorplan securitization program for over 20 years The current Trust was established in 2001 using a master trust structure similar to a revolving credit card securitization trust Over 91%* of Ford Credit’s total floorplan portfolio is designated to the Trust The Trust regularly issues: Publicly registered and Rule 144A term notes Privately placed term and variable funding notes TRUST OVERVIEW * As of June 30, 2013

 PERFORMANCE OVERVIEW Ford Credit’s floorplan portfolio has experienced very low losses -- primarily a function of strong risk management practices and servicing: Continuous dealer monitoring of: Financial health Payment performance Vehicle collateral status Ford Credit’s servicing and risk management actions intensify as dealer risk increases Proprietary risk rating assessment and behavioral scoring models Leveraging access to dealer information through Ford relationship

 PERFORMANCE OVERVIEW No Trust losses realized -- although not required, elected to remove receivables from accounts classified as status 68 120 143 Memo: Days Supply** * See Appendix - Loss Experience slide footnotes ** Estimated days supply derived from payment rate *** Other includes dealers that have no dealer risk rating because Ford Credit only provides in-transit financing or because Ford Credit is in the process of terminating the financing for such dealer; see slide 26 for definitions of dealer risk ratings Portfolio Net Losses (Recoveries) as a Percent of Average Principal Balance (1)(2)(3)* Trust Net Losses (Recoveries) as a Percent of Average Principal Balance (3)(5)(6)(7)* 3 Month Average of Monthly Principal Payment Rate U.S. Floorplan Portfolio Dealer Risk Ratings Losses Recoveries 0.000% 0.000% 0.000% 0.000% 0.000% 0.000% 0.000% 2008 2009 2010 2011 2012 Jun-12 YTD Jun-13 YTD 0.151% 0.353% - 0.087% - 0.021% - 0.025% - 0.032% - 0.008% 2008 2009 2010 2011 2012 Jun-12 YTD Jun-13 YTD 10% 15% 20% 25% 30% 35% 40% 45% 50% 55% 60% Jun-08 Dec-08 Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 Jun-13 Payment Rate Payment rate triggers

 STRUCTURE OVERVIEW Credit enhancement in our floorplan securitization program includes: Subordination of junior notes Required subordinated amount Cash reserve Excess spread The structure also provides for 1:1 incremental subordination to cover any ineligible receivables and receivables in excess of the specified concentration limit % of Receivable Balance Total Class A Enhancement~24.4% * As of June 30, 2013 Concentration Limit Ineligible receivables n/a 22.7 $ Dealer concentration (5% for AutoNation) 2% 0.0 Used vehicle concentration 20% 0.0 Fleet concentration 4% 0.0 Medium/Heavy truck concentration 2% 0.0 Manufacturer concentration 10% 0.0 (2% or 6% for lower rated manufacturers) Total: 22.7 $ ($Mils.) Incremental Subordination * Class A Notes ("AAA") 76.5% Class B Notes ("AA") 3.5% Class C Notes ("A") 5.0% Class D Notes ("BBB") 3.0% Subordinated Interest Amount 12.0% Reserve Account 0.9% Excess Spread (per annum)

KEY TRIGGERS Amortization Triggers Average monthly principal payment rate for the three preceding collection periods is less than 21% The cash balance in the excess funding account exceeds 30% of the adjusted invested amount of all series for three consecutive months The available subordinated amount is less than the required subordinated amount Bankruptcy of a depositor, Ford or Ford Credit (Chapter 7 or Chapter 11) Enhancement Step-Up Trigger Payment rate trigger layer of 25% Subordination factor steps up 4 percentage points or reserve fund increases by same amount as required subordination increase if trigger is breached

 OUTSTANDING SERIES* Private Variable Funding Notes used to manage seasonal fluctuations of Trust balance and provide an additional source of liquidity Capacity $2.35 billion Legacy public structures reflect evolving rating agency criteria, changes to subordination structure, and introduction of payment rate step-up trigger * As of June 30, 2013 Private Variable Legacy Public Current Public Funding Notes Term Structures Term Structure Series 2006-1, 2010-4, 2012-3 2010-2, 2010-3, 2010-5, 2011-1 2011-2, 2012-1, 2012-2, 2012-4, 2012-5, 2013-1, 2013-2, 2013-3, 2013-4 Amount Outstanding ($Bils.) $ - $ 2.9 $ 8.5 Senior Hard Enhancement Class A Notes 25.75% 25.88% - 29.81% 24.38% Maturity Ranges Dec '13 - Mar '14 Sept '13 - Feb '15 Sept '13 - Mar '20 - Total Funding: 11.4 $ - Total Assets: 15.3 $ - Unfunded Assets: 2.3 $ Trust Balance ($Bils.)

 BREAKEVEN ANALYSIS FOR CLASS A NOTES S&P Class A notes stress scenarios based on stated methodology detailed in S&P’s FORDF Series 2013-4 presale report; assumes all remaining vehicles liquidate at a 50% severity rate at month 7 Annualized Monthly Principal Payment Rate (MPR) Historical Portfolio Annual Net Loss Performance Memo: Note Balance: 100% 71% 51% 37% 27% 20% 15% 0% 0 1 2 3 4 5 6 7 Lowest MPR: 28.9% (November 2008) Historical Portfolio MPR Highest Annual Loss: 0.35% (2009) ** ** Loss Stress Scenario * ** 0 1 2 3 4 5 6 7 6-month stress period

FORD AND FORD CREDIT BUSINESS

TOTAL COMPANY 2013 SECOND QUARTER SUMMARY* Growing, Profitable, And Generating Positive Operating-Related Cash Flow Total Company profitable for 16th consecutive quarter; positive Automotive operating-related cash flow; strong liquidity Wholesale volume and Total Company revenue higher than a year ago, including market share gains in all regions Best Second Quarter and First Half profit in North America; best quarterly profit in Asia Pacific Africa; solid profit performance at Ford Credit; return to profitability in South America; loss in Europe, but improved from a year ago and prior quarter Automotive operating margin improved from a year ago Improving Full Year financial guidance -- Total Company pre-tax profit now expected to be about equal to or higher than 2012; Automotive operating margin to be about equal to 2012; Automotive operating-related cash flow to be substantially higher than a year ago Continuing to invest for future growth and a stronger product lineup around the worldimplementing the One Ford Plan - - - - - * Records are since at least 2000 when we began reporting specific Business Unit results

FORD CREDIT FUNDING HIGHLIGHTS Funding plan on track with $5 billion of public term funding completed in the Second Quarter, including: U.S. and European unsecured debt transactions totaling over $2 billion U.S. and Canada public asset-backed transactions totaling about $3 billion Ended the quarter with $32 billion of committed capacity Key elements of our funding strategy remain unchanged and our liquidity remains strong

Securitized Funding as Percentage of Managed Receivables 55% 48% 45% 44 - 47% Funding of Managed Receivables (Bils.) Equity Asset-Backed Commercial Paper** Term Asset-Backed Securities** Term Debt and Other Cash, Cash Equivalents and Marketable Securities*** Ford Interest Advantage* $97-102 $41-42 $44-47 $10-11 $8-10 $3-4 $5-6 $85 $40 $9 $12 $36 $7 $5 $91 $37 $10 $11 $42 $6 $5 Unsecured Commercial Paper ~$2 $2 * The Ford Interest Advantage program consists of our floating rate demand notes ** Obligations issued in securitization transactions that are payable only out of collections on the underlying securitized assets and related enhancements *** Excludes marketable securities related to insurance activities $95 $38 $10 $10 $45 $5 $5 $2 Year-End 2011 Year-End 2012 Year-End 2013 Fcst. Q2 2013 FORD CREDIT FUNDING STRUCTURE

FORD CREDIT GLOBAL PUBLIC TERM FUNDING PLAN Unsecured $ 8 $ 9 $ 7 – 10 $ 5 Securitizations** 11 14 12 – 14 8 Total $19 $23 $19 – 24 $13 Forecast (Bils.) 2011 Actual (Bils.) 2012 Actual (Bils.) YTD Actual* (Bils.) 2013 * Includes transactions scheduled to settle through July 24, 2013 ** Includes Rule 144A offerings

FORD CREDIT LIQUIDITY PROGRAMS * FCAR and Conduits subject to availability of sufficient assets and ability to obtain derivatives to manage interest rate risk; FCAR commercial paper must be supported by bank lines equal to at least 100% of the principal amount; conduits include committed securitization programs ** Cash, cash equivalents, and marketable securities (excludes marketable securities related to insurance activities) *** Securitization cash is to be used only to support on-balance sheet securitization transactions Committed Capacity $32.3 billion Mar. 31 June 30 (Bils.) (Bils.) Liquidity Sources * Cash** 9.6 $ 10.0 $ Unsecured Credit Facilities 0.9 1.4 FCAR Bank Lines 6.3 5.8 Conduit / Bank ABS 24.0 25.1 Total Liquidity Sources 40.8 $ 42.3 $ Utilization of Liquidity Securitization Cash*** (3.1) $ (3.0) $ Unsecured Credit Facilities (0.6) (0.2) FCAR Bank Lines (5.7) (4.8) Conduit / Bank ABS (9.7) (10.2) Total Utilization of Liquidity (19.1) $ (18.2) $ Gross Liquidity 21.7 $ 24.1 $ Capacity in Excess of Eligible Receivables (1.5) (1.2) Liquidity Available For Use 20.2 $ 22.9 $

TOTAL COMPANY 2013 PLANNING ASSUMPTIONS AND KEY METRICS Expect Strong Results For 2013 As We Continue To Invest For The Future

SERVICING AND RISK MANAGEMENT

FORD CREDIT’S VALUE PROPOSITION Automotive specialist with vested interest in Ford dealer success Training and consulting Consistent market presence Fast, flexible, quality service Full array of products Incremental vehicle sales (Spread of business and customer relationship management) More products, faster Higher customer satisfaction and loyalty Profits and dividends Trusted brand Access to dealer channel Dealers

Structure Dealers vary in size and complexity – from single store to multi-point / multi-franchise organizations Many dealers use a holding company structure similar to the one shown here. In many cases, Ford Credit obtains guarantees at all levels of ownership Collateral The financed vehicles are the primary collateral for dealer floorplan loans For many dealers, Ford Credit also obtains personal guarantees and secondary collateral* in the form of additional dealer assets, including dealer adjusted net worth and real estate equity Dealers have significant “skin in the game,” which provides a strong incentive for dealers to repay floorplan loans TYPICAL DEALER STRUCTURE Assets Stocks, bonds, cash Non-dealer real estate Other assets, for example, boat, plane, jewelry and furniture Assets Unfloored used inventory Furniture, fixtures, parts, accessories and equipment Dealer net worth Assets Land Buildings Personal guarantees from many dealers Dealer Principal Secondary Collateral Holding Company Real Estate Holding Company Dealer (Borrower) Secondary Collateral Secondary Collateral Primary Collateral Financed new and used vehicles * Secondary collateral is used in assessing the creditworthiness of a dealer; however, it is not used in assignment of risk group.

 UNDERWRITING AND CREDIT REVIEW PROCESS A dealer seeking to finance its vehicle inventory with Ford Credit must submit a request for financing along with its financial and other information Ford Credit performs a thorough review of the dealer’s: Business, legal and operations structure including number of manufacturer franchises Credit information Financial statements or tax returns Bank references Types of vehicles included in the dealer’s inventory and any specialty services provided for certain types of vehicles or customers, such as fleet Ford Credit evaluates the dealer’s marketing capabilities, financial resources and the amount and types of financing requested The financing extended to a dealer is tailored to suit the business and operational needs of the dealer and depends on the financial strength and nature of the dealer’s business Due to the ongoing nature of floorplan financing arrangements, Ford Credit periodically performs a credit review of each dealer, typically at least annually, following the same process utilized to evaluate new dealer account originations

DEALER RISK RATING ASSESSMENT Ford Credit uses a proprietary scoring model to evaluate new dealer account originations, perform ongoing credit reviews of dealers and assign risk ratings to dealers Dealer risk ratings are categorized into groups Large sample size and significant historical experience have been analyzed to identify key indicators that predict a dealer’s ability to meet its financial obligations, including capitalization and leverage, liquidity and cash flow, profitability, credit history and payment performance Risk rating is based on the dealer and does not take into account the personal guarantees or net worth of the owners Origination scoring model is validated regularly to ensure the integrity and performance of the model and is updated if necessary Group Description I Strong to superior financial metrics II Fair to favorable financial metrics III Marginal to weak financial metrics IV Poor financial metrics, may be uncollectible Other Includes dealers that have no dealer risk rating because Ford Credit only provides in-transit financing or because Ford Credit is in the process of terminating the financing for such dealer

DEALER BEHAVIORAL ASSESSMENT Ford Credit uses a proprietary behavior scoring model, Monthly Accounts Review (MAR), to assess each dealer MAR rating directs the intensity and frequency of dealer monitoring and controls Large sample size and significant historical experience have been analyzed to identify key indicators that predict a dealer’s near-term ability to meet its financial obligations MAR utilizes the dealer’s most recent unadjusted financial metrics, payment performance and credit line utilization MAR allows Ford Credit to identify behavior risks and appropriately allocate resources to resolve issues before they escalate MAR is validated regularly to ensure integrity and performance of the model and is updated if necessary

 DEALER MONITORING STRATEGY Liquidation Monitor Dealers Watch Report Status MAR directed action plans Monitor Payoffs Aged Inventory Overline Report Financial Statements Monthly Accounts Review Assess dealer risk and determine action plans Dashboard – Medium to Low Risk Trigger based action plans Watch Report – Medium to High Risk Formal review of action plans and results presented to senior management (plans may include accelerated physical audits) Intensive Care Unit (ICU) – High Risk More experienced risk team Increased intensity surrounding action plans and timelines Status On-site control Focus on asset protection Liquidation Focus on loss mitigation Risk Rating Credit File Review Dashboard Trend Report No Further Action Monthly Accounts Review (MAR) Dashboard ICU

 INVENTORY AUDITS A dealer’s risk rating determines the scheduled frequency of on-site vehicle inventory audits Ford Credit engages a vendor to perform on-site vehicle inventory audits Size of an audit team varies based on dealer locations and complexity All dealer locations are typically audited same day Dealer generally does not receive advance notice Strict restrictions on how often the same auditor may lead a dealer’s audit Ford Credit reconciles each audit daily Immediate payment is required for any sold vehicle Ford Credit maintains a robust quality assurance process to monitor the vendor’s performance

 FORD CREDIT ACTIONS If Ford Credit discovers any issues when monitoring a dealer, it may: Increase frequency of on-site vehicle inventory audits or schedule an immediate on-site vehicle inventory audit Review curtailment options and advance rates Suspend credit lines Verify cash balances and organizational structure Assign Ford Credit dealership accounting specialists to perform an in-depth review of the dealership and validate the accuracy and completeness of financial statement(s) Meet with owners/guarantors Increase risk rating to trigger more extensive monitoring Discuss with the Ford or Lincoln sales division to ensure an aligned approach

STATUS DEALER PROCEDURES A dealer status is declared when: Dealer does not satisfy a sold out-of-trust condition (payment not remitted to Ford Credit upon sale of vehicle) discovered during an audit Dealer fails to pay principal or interest Dealer bankruptcy Any other circumstances arise that warrant immediate action Once a status is declared Ford Credit may then: Suspend credit lines Maintain Ford Credit personnel on site Collect titles and keys Secure dealer inventory Issue payment demand letters Obtain liens on property of guarantors Increase the dealer’s floorplan interest rate If Ford Credit does not believe that a dealer can resolve a status situation, Ford Credit will: Liquidate vehicles and any available secondary collateral to obtain greatest value Continue collection efforts against personal and corporate guarantors Should liquidation be necessary, inventory is disposed through the following channels: Transfer of vehicles to other dealers Repurchase by manufacturer and redistribution to other dealers Sale of vehicles at auction

APPENDIX

AUTOMOTIVE SECTOR GROSS CASH RECONCILIATION TO GAAP APPENDIX 1 June 30 Dec. 31 Mar. 31 June 30 (Bils.) (Bils.) (Bils.) (Bils.) Cash and cash equivalents 7.2 $ 6.2 $ 6.0 $ 5.5 $ Marketable securities 16.6 18.2 18.2 20.2 Total cash and marketable securities (GAAP) 23.8 $ 24.4 $ 24.2 $ 25.7 $ Securities in transit* (0.1) (0.1) - - Gross cash 23.7 $ 24.3 $ 24.2 $ 25.7 $ * The purchase or sale of marketable securities for which the cash settlement was not made by period end and for which there was a payable or receivable recorded on the balance sheet at period end 2012 2013

CAPTIVE FINANCE COMPANY BENEFITS Integrated Systems Enable Real Time Controls Other captive finance company benefits: Access to monthly dealer financial statements allows monitoring of dealer financial strength Aligned sales, production and inventory objectives between Ford and Ford Credit Dealer monitoring by both Ford and Ford Credit Joint Ford and Ford Credit discussions with dealers on various aspects of the business Comparative dealership benchmarking between dealerships of like size or in similar markets 1. Dealer Floorplan Receivables System North American Vehicle Information System Ford Credit Ford Dealer Information on sold vehicles reported to Ford Credit and matched to floorplan receivables Dealer pays off floorplan receivables Dealer reports vehicle sale to obtain: Warranty registration Manufacturer incentives 2. 3. APPENDIX 2

For periods ending after September 30, 2011, average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated. For periods prior to September 30, 2011, average principal balance for each period indicated is the average of the average principal balances for each month in such period based on the average of the daily principal balances for such month. Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for such period. This loss experience takes into account financial assistance provided by Ford to dealers in limited instances. If Ford does not provide this assistance in the future, the loss experience of Ford Credit's dealer floorplan portfolio may be adversely affected. This loss experience also reflects recoveries from dealer assets other than the financed vehicles. However, because the interest of the trust in any other dealer assets will be subordinated to Ford Credit's interest in such assets, the net losses experienced by the trust may be higher. For the non-annual periods, the percentages are annualized. Liquidations represent payments and net losses that reduce the principal balance of the receivables for the period indicated. The Trust has not experienced a loss on any receivable during the indicated periods, primarily as a result of the depositors choosing to remove any receivables relating to accounts that are redesignated from the trust because they have been classified as status. However, the depositors are not required to do so, and there can be no assurance that they will continue to do so in the future. Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated. Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for such period. Recoveries include amounts received from any other dealer assets securing the receivables in addition to the financed vehicles. FLOORPLAN PORTFOLIO PERFORMANCE Note: Recent period recoveries are a result of enforcement actions against prior year status dealers Ford Credit Portfolio Trust Loss Experience of Ford Credit’s Dealer Floorplan Portfolio Historical Floorplan Losses Show The Positive Effect Of Ford Credit’s Processes APPENDIX 3 2013 2012 2012 2011 2010 2009 2008 Average principal balance (1) $17,017 $ 13,846 $13,800 $12,199 $11,556 $10,434 $15,280 Net losses (recoveries) (2) $ (0.7) $ (2.2) $ (3.5) $ (2.6) $ (10.1) $ 36.8 $ 23.1 Net losses/average principal balance (3) -0.008% -0.032% -0.025% -0.021% -0.087% 0.353% 0.151% Liquidations (4) $48,365 $ 41,012 $82,420 $76,266 $72,326 $58,406 $68,163 Net losses (recoveries)/liquidations -0.001% -0.005% -0.004% -0.003% -0.014% 0.063% 0.034% Net losses/average principal balance (3) (5) (6) (7) 0.000% 0.000% 0.000% 0.000% 0.000% 0.000% 0.000% (Dollars in Millions) Year ended December 31, Six Months Ended June 30,

 FLOORPLAN FINANCE TERMS Advance rates New (untitled) vehicles – 100% of invoice amount, including destination charges and dealer holdback Auction vehicles – auction price plus auction fee and transportation costs Used vehicles – up to 100% of wholesale value (trade publications) Floorplan interest rate New vehicles* – prime rate plus generally 1.50% Used vehicles – prime rate plus generally 1.75% Floorplan rates are not risk based In-transit vehicle adjustment fee ** Prime rate plus 0.30% Payment terms Principal due generally upon sale of related vehicle Interest and other administrative charges are billed and payable monthly in arrears Credit lines New vehicle lines *** Based on a 60-day vehicle supply Not a strict credit limit and Ford Credit typically permits dealers to exceed their new vehicle credit lines for business reasons, including seasonal variations in sales patterns. Ford Credit generally sets vehicle credit lines below anticipated peak inventory levels Used vehicle lines Based on a 30- to 45-day vehicle supply depending on dealer risk rating Strictly monitored credit limit and Ford Credit generally does not allow dealers to exceed their used vehicle credit lines without specific approval Curtailment terms – Ford Credit requires higher risk dealers to make periodic principal payments, or “curtailments,” prior to the sale or lease of the related vehicle The amount of monthly curtailment payments is 10% of the amount financed on a vehicle, starting after a specified period of time after the vehicle is financed, over a year for new and demonstrator vehicles and less than a year for program and used vehicles Application of the curtailment policy to a particular dealer may be modified or waived by the appropriate approval authority * Certain vehicles are financed at new vehicle rates including demonstrator, service loaner and program vehicles ** In-transit floorplan receivable is created at gate release *** New floorplan receivable is created on the date the vehicle is delivered to the dealer APPENDIX 4

 FLOORPLAN TRUST BALANCE Excess funding account (EFA) has been funded periodically when the Trust balance declines below the required pool balance (for example, as a result of plant shutdowns or manufacturer vehicle marketing incentive programs) Note: As of June 30, 2013 the Trust balance was $15.51 billion Cash funding required as a result of low Trust balance* Billions APPENDIX 5

 FLOORPLAN TRUST LEGAL STRUCTURE Ford Credit Floorplan LLC (Depositor) The Bank of New York Mellon (Indenture Trustee) Ford Credit Floorplan Corp. (Depositor) Ford Motor Credit Company LLC (Sponsor, Servicer and Administrator) Ford Motor Company Wells Fargo Bank, N.A. (Back-up Servicer) Ford Credit Floorplan Master Owner Trust A (Issuer) Outstanding Series APPENDIX 6

SAFE HARBOR -- FORD MOTOR CREDIT COMPANY LLC Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events, or other factors; Decline in Ford's market share or failure to achieve growth; Lower-than-anticipated market acceptance of Ford's new or existing products; Market shift away from sales of larger, more profitable vehicles beyond Ford's current planning assumption, particularly in the United States; An increase in or continued volatility of fuel prices, or reduced availability of fuel; Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; Fluctuations in foreign currency exchange rates, commodity prices, and interest rates; Adverse effects resulting from economic, geopolitical, or other events; Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions; Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors); Single-source supply of components or materials; Labor or other constraints on Ford's ability to maintain competitive cost structure; Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition; Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns); Restriction on use of tax attributes from tax law "ownership change;" The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs; Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/ or sales restrictions; Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller ("take-or-pay" contracts); Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments; Inherent limitations of internal controls impacting financial statements and safeguarding of assets; Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier; Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities; Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles; and New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions. Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: We cannot be certain that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For additional discussion of these risk factors, see Item 1A of Part I of our 2012 10-K Report as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. APPENDIX 7